                                                                    Exhibit 99.1

                               AMENDMENT NO. 1 TO

                               AMCOMP INCORPORATED

                             1996 STOCK OPTION PLAN

                         (EFFECTIVE AS OF JUNE 7, 2006)

      AMENDMENT NO. 1, dated June 7, 2006 (the "Amendment"), to the Stock Option
Plan  (the  "Plan"),  of  AmCOMP  Incorporated,   a  Delaware  corporation  (the
"Company").  All  capitalized  terms used herein and not defined  shall have the meanings ascribed to such terms in the Plan.

            WHEREAS, the Compensation  Committee of the Board of Directors deems it advisable to amend the  provisions of the Plan relating to the exercise of stock options;

            NOW, THEREFORE,  IT IS HEREBY RESOLVED,  that Section 5(d) is hereby amended in its entirety to read as follows:

            (d) METHOD OF EXERCISE.  Options to the extent then  exercisable may be exercised in whole or in part at any time during the option period,  by giving  written  notice to the Company  specifying the number of shares of
      Stock to be  purchased,  accompanied  by payment  in full of the  purchase price, in cash, by check or such other  instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion,  at or after grant,  payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee  (based on the
      Fair  Market  Value of the Stock on the  trading  day before the Option is exercised)  that is not the  subject of any pledge or  security  interest,
      (ii) in the form of Stock withheld by the Company from the shares of Stock otherwise to be received, with such withheld shares of Stock having a Fair
      Market Value on the date of exercise  equal to the  exercise  price of the
      Option,  or (iii) by a  combination  of the  foregoing,  provided that the combined value of all cash and cash  equivalents and the Fair Market Value of any  shares  surrendered  to the  Company  is at  least  equal  to such exercise  price and except  with  respect to (ii)  above,  such  method of payment will not cause a disqualifying  disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock  purchased  upon  exercise  of an Option  after (i) the
      Optionee  has given  written  notice of exercise  and has paid in full for such shares,  (ii) becomes a stockholder  of record with respect  thereto, and (iii) the Optionee has satisfied such  conditions  that may be imposed by the Company with respect to the withholding of taxes.

      IN WITNESS  WHEREOF,  the undersigned has executed this Amendment No. 1 as of the date first above written.

                                         AmCOMP INCORPORATED

                                         By: /s/ Fred R. Lowe
                                             -----------------------------------
                                         Name:  Fred R. Lowe
                                         Title: Chairman of the Board, President
                                                and Chief Executive Officer